Exhibit 10.5

SCHEDULE XI

CASH COLLATERAL ACCOUNT AGREEMENT

THIS AGREEMENT (as amended, modified and/or supplemented from time to time, this “Agreement”), dated as of August 31, 2004 is made by and among GENERAL MARITIME CORPORATION, a Marshall Islands corporation (the “Assignor”), NORDEA BANK FINLAND PLC, NEW YORK BRANCH, in its individual capacity, as bank as defined in Section 9-102 of the Uniform Commercial Code as in effect on the date hereof in the State of New York (the “UCC”)(the “Deposit Account Bank”) and NORDEA BANK FINLAND PLC, NEW YORK BRANCH, as Collateral Agent (in such capacity, the “Collateral Agent”) for the benefit of itself and the other Secured Creditors (as defined below).  Except as otherwise defined herein, capitalized terms used herein and defined in the Credit Agreement referred to below shall be used herein as so defined.

W I T N E S S E T H :

WHEREAS, the Assignor, the lenders from time to time party thereto (the “Lenders”), and Nordea Bank Finland Plc, New York Branch, as Administrative Agent (together with any successor Administrative Agent, the “Administrative Agent”), have entered into a Credit Agreement, dated as of July 1, 2004 (as amended, modified, restated and/or supplemented from time to time, the “Credit Agreement”), providing for the making of Loans to the Assignor as contemplated therein (the Lenders, the Administrative Agent and the Collateral Agent are herein called the “Lender Creditors”);

WHEREAS, the Assignor has entered into, or may at any time and from time to time after the date hereof enter into, or guaranty the obligations of one or more of its Subsidiaries under, one or more Interest Rate Protection Agreements or Other Hedging Agreements with one or more Lender Creditors or any affiliate of any Lender Creditor (each such Lender Creditor or affiliate, even if the respective Lender Creditor subsequently ceases to be a Lender under the Credit Agreement for any reason, together with such Lender Creditor’s or affiliate’s successors and assigns, if any, collectively, the “Other Creditors” and, together with the Lender Creditors, are herein called the “Secured Creditors”);

WHEREAS, the Assignor and certain of the Lenders have entered into that certain First Amendment to the Credit Agreement, dated as of August 31, 2004 (the “First Amendment”), which permits the Assignor to deposit proceeds from the sale of the Excluded Vessels into a Cash Collateral Account instead of repaying Term Loans;

WHEREAS, the Credit Agreement requires, inter alia, that the Assignor deposit the portion of the proceeds from the sale of Excluded Vessels into a cash collateral account pledged in favor of the Collateral Agent in accordance with the Credit Agreement and First Amendment;

WHEREAS, the Assignor desires to execute and deliver this Agreement in order to satisfy the requirements of the Credit Agreement and First Amendment described in the preceding recital; and

WHEREAS, the Assignor and the Collateral Agent also desire to execute this Agreement to establish the Account (as hereinafter defined) with the Deposit Account Bank;

NOW, THEREFORE, in consideration of the benefits accruing to the Assignor, the receipt and sufficiency of which are hereby acknowledged, the Assignor hereby makes the following representations and warranties to the Deposit Account Bank and the Collateral Agent, and the parties hereto hereby covenant and agree, as follows:

ARTICLE ONE

DEFINITIONS

Section 1.01  Definitions:  The following terms shall have the meanings herein specified:

“Account Proceeds” shall mean any and all assets of whatever type or kind deposited in the Account, whether now owned or hereafter acquired, including all moneys, checks, drafts, instruments, securities or interests therein of any type or nature deposited in the Account and all investments and all certificates and other instruments from time to time representing or evidencing the same, and all interest, distributions, cash and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the foregoing and all Proceeds (as defined in Section 102(a)(64) of the UCC) of any or all of the foregoing.

“Collateral” shall mean and include the Account and all Account Proceeds.

“Obligations” shall mean:

(i) the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations, liabilities and indebtedness (including, without limitation, principal, premium, interest (including, without limitation, all interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency, reorganization or similar proceeding of the Assignor at the rate provided for in the respective documentation, whether or not a claim for post-petition interest is allowed in any such proceeding)), fees, costs and indemnities of the Assignor to the Lender Creditors, whether now existing or hereafter incurred under, arising out of, or in connection with, the Credit Agreement and the other Credit Documents to which the Assignor is a party and the due performance and compliance by the Assignor with all of the terms, conditions and agreements contained in the Credit Agreement and in such other Credit Documents (all such obligations, liabilities and indebtedness under this clause (i), except to the extent consisting of obligations or indebtedness with respect to Interest Rate Protection Agreements or Other Hedging Agreements entitled to the benefits of this Agreement, being herein collectively called the “Credit Document Obligations”);

(ii) the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations, liabilities and indebtedness (including, without limitation, all interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency, reorganization or similar proceeding of the Assignor at the rate provided for in the respective documentation, whether or not a claim for post-petition interest is allowed in any such proceeding) owing by the Assignor to the Other Creditors under, or with respect to, each Interest Rate Protection Agreement and Other Hedging Agreement, whether such Interest Rate Protection Agreement or Other Hedging Agreement is now in existence or hereafter arising, and the due performance and compliance by the Assignor with all of the terms, conditions and agreements contained therein (all such obligations, liabilities and indebtedness described in this clause (ii) being herein collectively called the “Other Obligations”);

(iii) any and all sums advanced by the Collateral Agent in order to maintain the Account, preserve the Collateral and/or preserve its interest in the Account Proceeds and/or its security interest in the Collateral;

(iv) in the event of any proceeding for the collection or enforcement of any indebtedness, obligations or liabilities of the Assignor referred to in clauses (i), (ii) and (iii) above or the enforcement of this Agreement, the reasonable expenses of retaking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the Collateral, or of any exercise by the Collateral Agent of its rights hereunder, together with reasonable attorneys’ fees and court costs; and

(v) all amounts paid by any Indemnitee (as defined in Section 8.01 hereof) as to which such Indemnitee has the right to reimbursement under Article Eight of this Agreement;

it being acknowledged and agreed that the “Obligations” shall include extensions of credit of the types described above, whether outstanding on the date of this Agreement or extended from time to time after the date of this Agreement.

“Release Certificate” shall have the meaning provided in Section 5.02(b).

“Required Secured Creditors” shall have the meaning provided in the Pledge Agreement.

“Termination Date” shall mean the earlier to occur of (i) that date upon which the Total Revolving Loan Commitment and all Interest Rate Protection Agreements and Other Hedging Agreements applicable to Loans (and/or Commitments) entered into by Other Creditors have been terminated, no Note under the Credit Agreement is outstanding and all Loans have been repaid in full and all other Obligations (other than those arising from indemnities for which no request has been made) have been paid in full in cash and (ii) that date upon which all of the Account Proceeds shall have been released from the Account and applied as provided in Article Four hereof or Section 5.01 hereof.

ARTICLE TWO

ESTABLISHMENT OF ACCOUNT, ETC.

Section 2.01  Establishment of Account:                         (a)  The Deposit Account Bank has established in the name of the Assignor and, subject to the terms and conditions set forth herein, for the benefit of the Collateral Agent (on behalf of the Secured Creditors) a deposit account (as defined in Section 9-102 of the UCC)(Account No. 7431533001, Account Name: General Maritime Corporation – Cash Collateral (the “Account”) for purposes of this Agreement, which Account is maintained at the Deposit Account Bank’s office located at 437 Madison, 21st Floor, New York, NY 10022.  The Account is maintained by the Deposit Account Bank and titled in the name of the Assignor, for the benefit of the Collateral Agent (on behalf of the Secured Creditors), but is under the sole dominion and control of the Collateral Agent.  The Collateral Agent shall have the sole right to make and authorize withdrawals from the Account and to exercise all rights with respect to the Account Proceeds from time to time therein pursuant to, and in accordance with the terms of, this Agreement.  All Account Proceeds delivered to or held by the Deposit Account Bank on behalf of the Collateral Agent pursuant hereto shall be held in the Account in accordance with the provisions hereof.

(b)                                 The Collateral Agent hereby appoints Nordea Bank Finland Plc, New York Branch, in its individual capacity, to act as the Collateral Agent’s custodian with respect to any Account Proceeds at any time deposited, held or maintained in or credited to the Account and to take such actions as the Collateral Agent may direct.  Nordea Bank Finland Plc, New York Branch, in its individual capacity, hereby accepts such appointment and agrees to act as Deposit Account Bank upon the express terms and conditions contained herein.

(c)                                  The Deposit Account Bank shall hold all Account Proceeds in the Account pursuant to this Agreement and shall take all such actions with respect to the Account and all Account Proceeds as instructed in writing by the Collateral Agent in accordance with this Agreement.  The Deposit Account Bank hereby agrees to comply, strictly and promptly, with any and all instructions, orders, directions and notifications communicated from time to time to the Deposit Account Bank and originated by the Collateral Agent, directing the transfer or redemption of, or the exercise of any rights with respect to, any or all the Account Proceeds, or otherwise relating to any of the Account Proceeds, without further consent by any other Person (including the Assignor), and not to comply with any instructions, orders, directions or notifications originated by any Person other than the Collateral Agent or a court of competent jurisdiction.  It is understood and agreed that the Deposit Account Bank’s duty to comply with instructions and orders originated from the Collateral Agent is absolute, and the Deposit Account Bank shall be under no duty or obligation nor shall have the authority to inquire or determine whether or not such instructions or orders have been made in accordance with this Agreement, nor seek confirmation thereof from the Assignor or any other Person.

(d)                                 Notwithstanding anything to the contrary in this Agreement or any other agreement, no amount may be withdrawn from the Account within six days after such amount was credited to the Account.

Section 2.02 Deposits to the Account; Withdrawals from the Account:  On the date hereof, the Assignor has transferred $10,017,699.00 to the Collateral Agent, and the Collateral Agent has deposited the same into the Account.  Upon the transfer by the Assignor of such amount to the Collateral Agent as provided above, such proceeds shall constitute Collateral subject to the terms of this Agreement.

(b)                                 Withdrawals from the Account shall be permitted only to the extent provided for in Articles Four and Five hereof.

(c)                                  Settlement of transactions and other activities with respect to the Account shall occur only on Business Days.  Whenever any release or disbursement is to be made pursuant hereto on a day which is not a Business Day, such release or disbursement shall be made on the following Business Day, whether or not expressly provided therefor herein.

ARTICLE THREE

GRANT OF SECURITY INTEREST, ETC.

Section 3.01 Grant of Security Interest, etc.:  As security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of all of the Obligations, the Assignor hereby pledges, transfers and assigns to the Collateral Agent for the benefit of the Secured Creditors, a continuing possessory lien and first priority security interest in all of the right, title and interest of the Assignor in and to the Collateral, from the date of the establishment of the Account until the termination thereof pursuant to the terms hereof.  The Assignor hereby irrevocably orders, directs and instructs the Deposit Account Bank, and the Deposit Account Bank hereby agrees, to comply, strictly and promptly, with any and all instructions, orders, directions and notifications communicated from time to time to the Deposit Account Bank and originated by the Collateral Agent, directing the transfer or redemption of, or the exercise of any rights with respect to, any or all of the Collateral, or otherwise relating to any of the Collateral, without further consent by the Assignor or any other Person, and not to comply with any instructions, orders, directions or notifications originated by any Person other than the Collateral Agent or a court of competent jurisdiction.

Section 3.02  Further Assurances:  The Assignor agrees that it will, at any time and from time to time, at its expense, promptly execute and deliver all further agreements, instruments and other documents and take all further action that may be necessary or that the Collateral Agent may reasonably request in order to perfect and protect the first priority security interest purported to be created hereby or otherwise to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder (including, without limitation, any action as may be requested from time to time by the Collateral Agent so that “control” (within the meaning of Section 9-104(a) of the Uniform Commercial Code as in effect in the State of New York on the date hereof) of all Collateral of the type over which the Collateral Agent may obtain such “control” is obtained).

Section 3.03  Appointment as Attorney-In-Fact:  The Assignor hereby irrevocably appoints the Collateral Agent as its attorney-in-fact, with full authority in the place and stead of the Assignor and in the name of the Assignor or otherwise, from time to time in the Collateral Agent’s sole discretion to execute any instrument and to take any other action which the Collateral Agent may deem reasonably necessary or advisable to accomplish the purposes of this Agreement or to facilitate the assignment or other transfer by the Collateral Agent of any or all of its rights hereunder, including, without limitation, (i) to receive, endorse and collect all instruments made payable to the Assignor and representing any interest payment or other distribution in respect of the Collateral and to give full discharge for the same, and (ii) to execute and deliver any and all instruments and other documents that the Collateral Agent may request in connection with the exercise by the Collateral Agent of any or all of its rights hereunder.

ARTICLE FOUR

APPLICATION OF PROCEEDS AND REMEDIES

Section 4.01  Exercise of Remedies Upon Event of Default.  Upon the occurrence and during the continuance of any Event of Default, the Collateral Agent may (i) exercise in respect of all or any portion of the Collateral, in addition to all other rights and remedies provided for herein or otherwise available to it under applicable law, all of the rights and remedies of a secured party under the Uniform Commercial Code then in effect in the State of New York and (ii) direct the Deposit Account Bank to withdraw any Collateral from the Account and transfer the same to the Collateral Agent.  The Assignor agrees that, to the extent notice of sale shall be required by law, at least 10 days’ written notice to the Assignor of the time and place of any public sale or the time after which any private sale or other disposition is to be made shall constitute reasonable notification.  The Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given.  The Collateral Agent may adjourn any public or private sale from time to time (by announcement, in the case of any public sale, at the time and place fixed therefore), and such sale may, without further notice, be made at the time and place to which it was so adjourned

Section 4.02  Release to the Collateral Agent.  The Deposit Account Bank shall release all Collateral in the Account to the Collateral Agent 365 days after the First Amendment Effective Date to repay the Term Loans pursuant to Section 4.02(c)(l).

Section 4.03  Application of Proceeds.  Except as provided in Section 4.02 above, all moneys received or collected by the Collateral Agent from the Account or upon any sale or other disposition of the Account Proceeds or the Collateral the terms of this Agreement, together with all other moneys received by the Collateral Agent hereunder, shall be applied in the manner provided in Section 9 of the Pledge Agreement.

ARTICLE FIVE

RELEASE AND TERMINATION

Section 5.01  Release of Funds Deposited in Account:  Release to the Assignor.  Subject to fulfillment of the conditions precedent referred to in Section 5.02 hereof, the Collateral Agent will authorize the Deposit Account Bank to release from the Account, and to deliver to the Assignor upon request in accordance with Section 5.02 hereof, funds in accordance with the Release Certificate and to the extent permitted herein.

Section 5.02  Conditions Precedent to Release, etc:  (a)  The Collateral Agent shall authorize the release of funds from the Account to the Assignor pursuant to Section 5.01 hereof so long as:

(i)                                     such release is made (A) pursuant to Section 1.13(i) of the CreditAgreement, or (B) on behalf of the Assignor to the Administrative Agent to repay Term Loans pursuant to Section 4.02(c), or (C) in an amount equal to any interest and earnings of the Account;

(ii)                                  the Collateral Agent shall have received an officer’s certificate from the chief financial officer or treasurer of the Assignor prior to 2:00 P.M. (New York time) on the date of the proposed release (the “Release Certificate”), specifying the amount of such release and certifying and representing that (x) no Default under Section 10 of the Credit Agreement, or Event of Default is in existence on the date of the proposed release, both before and after giving effect to the proposed release and (y) the provision of Section 5.02(a)(i) pursuant to which such release is being made;  and

(iii)                               no Default under Section 10 of the Credit Agreement or Event of Default is in existence on the date of the proposed release, both before and after giving effect to the proposed release.

(b)                                 The Collateral Agent shall be entitled to rely upon any Release Certificate believed by it to be genuine.  The Collateral Agent shall not have or incur any liability to any Secured Creditor as a result of its good faith authorization of the release of funds from the Account in accordance with a Release Certificate as contemplated by Sections 5.01 and 5.02 hereof.

Section 5.03  Termination.  (a)  After the occurrence of the Termination Date solely as a result of the circumstances described in clause (i) of the definition thereof, or if all of the Account Proceeds have been applied as provided in Section 4.01 hereof, (i) this Agreement and the security interest created hereby shall terminate (provided that all indemnities set forth herein including, without limitation, in Article Eight hereof shall survive any such termination), and (ii) the Collateral Agent, at the request and expense of the Assignor, will (x) execute and deliver to the Assignor a proper instrument or instruments acknowledging the satisfaction and termination of this Agreement and (y) except to the extent that Account Proceeds have been applied as provided in Article Four hereof or in Section 5.02(a) hereof, direct the Deposit Account Bank to transfer all remaining funds on deposit in the Account (if any) to the Assignor.  Any transfer and release of the Account Proceeds (or the Collateral) by the Collateral Agent pursuant to this Section 5.03 shall be made without recourse, representation or warranty.

(b)                                 At any time that the Assignor desires that the Account Proceeds be released as provided in the foregoing Section 5.03(a), it shall deliver to the Collateral Agent a certificate stating that the release of the Account Proceeds is permitted pursuant to Section 5.03(a) hereof.  The Collateral Agent shall have no liability whatsoever to any Secured Creditor as the result of any release of Account Proceeds by it as permitted (or which the Collateral Agent in the absence of gross negligence or willful misconduct believes to be permitted) by this Section 5.03.

ARTICLE SIX

 REPRESENTATIONS AND WARRANTIES

The Assignor represents and warrants that:  (a)   (i)                this Agreement has been duly authorized, executed and delivered by the Assignor and constitutes a legal, valid and binding obligation of the Assignor enforceable in accordance with its terms, except as enforceability hereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors’ rights generally and subject to the limitations imposed by general equitable principals (regardless of whether such enforceability is considered in a proceeding at law or in equity); (b) the pledge, assignment and granting of a security interest in the Account pursuant to this Agreement creates, and upon the deposit in the Account of any other Collateral pursuant to this Agreement will create, a valid and perfected first priority security interest in all of the Assignor’s right, title and interest in and to the Account and the Collateral so deposited, as the case may be, and the proceeds thereof subject to no other lien or encumbrance or to any other agreement purporting to grant any third party a lien or encumbrance on property or assets of the Assignor which would include the Collateral, and no UCC-1 or other filings are required to be made in connection with the foregoing or to perfect the security interests created hereby; (c) no consent of any other party (including, without limitation, any stockholder or creditor of the Assignor) and no consent, license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with (except, in each case, as have been obtained or made on or prior to the date hereof), any governmental authority is required to be obtained in connection with the execution, delivery or performance of this Agreement; and (d) the execution, delivery and performance of this Agreement will not violate any provision of any applicable law or regulation or of any order, judgment, writ, award or decree of any court, arbitrator or governmental authority, domestic or foreign, or of the organizational documents of the Assignor or of any securities issued by the Assignor, or of any agreement, contract or other instrument to which the Assignor is a party or which purports to be binding upon the Assignor or upon any of its assets and will not result in the creation or imposition of (or the obligation to create or impose) any lien or encumbrance on any of the assets of the Assignor except as contemplated by this Agreement.  The Assignor covenants and agrees that it will defend the Collateral Agent’s right, title and interest in and to the Account and the Account Proceeds against the claims and demands of all Persons whomsoever.

ARTICLE SEVEN

RESPONSIBILITIES OF THE COLLATERALAGENT AND THE DEPOSIT ACCOUNT BANK

Section 7.1  Responsibilities of the Collateral Agent.  Neither the Collateral Agent nor any of its directors, officers, agents, employees, affiliates, representatives or agents shall be liable (i) for any failure to invest or reinvest any cash in the Account in accordance herewith, or (ii) for any action taken or omitted to be taken by the Collateral Agent (x) in good faith in accordance with the advice of counsel with respect to any question as to the construction of any provision hereof or any action to be taken by the Collateral Agent hereunder, (y) in accordance with any instructions or other notice which the Collateral Agent believes in good faith to be properly given by the Assignor hereunder or (z) in accordance with the instructions of the Required Secured Creditors.

Section 7.02  Responsibilities of the Deposit Account Bank.  (a)  (i)  Notwithstanding any provision contained herein or in any other document or instrument to the contrary, neither the Deposit Account Bank nor any of its officers, employees or agents shall be liable for (i) following the instructions of the Collateral Agent or complying with orders or other directives originated by the Collateral Agent or (ii) any action taken or not taken by it (or them) under or in connection with this Agreement, except for the Deposit Account Bank’s (or their) own gross negligence or willful misconduct (as determined by the final and non-appealable judgment of a court of competent jurisdiction).  The Collateral Agent and the Assignor (in each case, for itself or any Person claiming through it) hereby releases, warrants, discharges, exculpates and covenants not to sue the Deposit Account Bank for any action taken or omitted to be taken under this Agreement, except to the extent caused by the Deposit Account Bank’s gross negligence or willful misconduct (as determined by the final and non-appealable judgment of a court of competent jurisdiction).  In no event shall the Deposit Account Bank be liable for indirect, special or consequential damages of any kind whatsoever (including lost profits and lost business opportunity) even if it is advised of the possibility of such damages and regardless of the form of action in which any such damages may be claimed.  Without limiting the foregoing, and notwithstanding any provision to the contrary elsewhere, the Collateral Agent, the Deposit Account Bank and their respective officers, employees and agents:

(A)                              shall have no responsibilities, obligations or duties other than those expressly set forth in this Agreement;

(B)                                may in any instance where the Deposit Account Bank determines that it lacks or is uncertain as to its authority to take or refrain from taking certain action, or as to the requirements of this Agreement under any circumstance before it, delay or refrain from taking action unless and until it has received instructions from the Collateral Agent or advice from legal counsel (or other appropriate advisor), as the case may be;

(C)                                so long as it and they shall have acted (or refrained from acting) in good faith, shall not be liable for any error of judgment in any action taken, suffered or omitted by, or for any act done or step taken, suffered or omitted by, or for any mistake of fact or law, unless such action constitutes gross negligence or willful misconduct on its (or their) part (as determined by the final and non-appealable judgment of a court of competent jurisdiction);

(D)                               may consult with legal counsel selected by it or them (or other experts for the Collateral Agent or the Assignor), and shall not be liable for any action taken or not taken by it or them in good faith in accordance with the advice of such experts;

(E)                                 will not incur any liability by acting or not acting in reliance upon any notice, consent, certificate, statement or other instrument or writing believed in good faith by it (or them) to be genuine and signed or sent by the proper party or parties;

(F)                                 will not incur liability for any notice, consent, certificate, statement, wire instruction, telecopy, or other writing which is delayed, canceled or charged without the knowledge of the Collateral Agent or the Deposit Account Bank, respectively;

(G)                                shall not be deemed to have or be charged with notice or knowledge of any fact or matter unless a written notice thereof has been received by the Deposit Account Bank or the Collateral Agent, as the case may be, at the address and to the person designated in (or as subsequently designated pursuant to) this Agreement;

(H)                               shall not be obligated or required by any provision of this Agreement to expend or risk the Deposit Account Bank’s or the Collateral Agent’s own funds, or to take any action (including but not limited to the institution or defense of legal proceedings) which in its or their judgment may cause it or them to incur or suffer any expense or liability; provided, however, if the Deposit Account Bank elects to take any such action it shall be entitled to security or indemnity for the payment of the costs, expenses (including but not limited to reasonable attorneys’ fees) and liabilities which may be incurred therein or thereby, satisfactory to the Deposit Account Bank; and

(I)                                    shall not be liable for any delay or failure to act as may be required hereunder when such delay or failure is due to any act of God, interruption or other circumstances beyond its control.

(ii)                                  The Deposit Account Bank has no interest in the Account Proceeds (or any Collateral which may be deemed to exist) deposited hereunder but is serving as Deposit Account Bank only and has only possession thereof.

(iii)                               Neither the Collateral Agent nor the Deposit Account Bank makes any representation as to the validity, value, genuineness or collectibility of any security or other document or instrument held by or delivered to it.

(b)                                 Resignation.  (i) The Deposit Account Bank may at any time resign and be discharged by giving written notice thereof to the Assignor and the Collateral Agent.  Before such resignation shall become effective, the Collateral Agent shall appoint a successor Deposit Account Bank by written instrument, one copy of which instrument shall be delivered to each of the resigning Deposit Account Bank, the Assignor and the successor Deposit Account Bank.  If no successor Deposit Account Bank shall have been so appointed and have accepted appointment within thirty (30) days after the giving of the notice of resignation, the resigning Deposit Account Bank may petition any court of competent jurisdiction for the appointment of a successor Deposit Account Bank.  Each such successor Deposit Account Bank shall be a banking corporation knowledgeable and experienced in the performance of the duties and obligations required of the Deposit Account Bank under this Agreement and shall have a minimum of $100,000,000 in capital and surplus.

(ii)                                  Any resignation of the Deposit Account Bank and appointment of a successor Deposit Account Bank pursuant to any of the provisions of this Section 7.02 shall not become effective until acceptance of appointment by the successor Deposit Account Bank as provided below.

(c)                                  Successor Deposit Account Bank.  (i) Any successor Deposit Account Bank appointed as provided above shall execute, acknowledge and deliver to the Assignor, the Collateral Agent and its predecessor Deposit Account Bank an instrument accepting such appointment under this Agreement, and thereupon the resignation of the predecessor Deposit Account Bank shall become effective and such successor Deposit Account Bank without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor under this Agreement, and with like effect as if originally named as Deposit Account Bank.  The predecessor Deposit Account Bank shall deliver or cause to be delivered to the successor Deposit Account Bank or its designee any Account Proceeds (and any Collateral) in its possession and any related agreements, documents and statements held by it, and the Assignor, the Collateral Agent and the predecessor Deposit Account Bank shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Deposit Account Bank all such rights, powers, duties and obligations.

(ii)                                  No successor Deposit Account Bank shall accept appointment as provided in this Section 7.02 unless at the time of such acceptance such successor Deposit Account Bank is eligible under the provisions of paragraph (b)(i).

(d)                                 Merger or Consolidation of Deposit Account Bank.  Without the execution or filing of any paper or any further act on the part of any of the parties hereto, any corporation or banking association into which the Deposit Account Bank may be merged or converted or with which it may be consolidated, or any corporation or banking association resulting from any merger, conversion or consolidation to which the Deposit Account Bank shall be a party, or any corporation or banking association succeeding to substantially all of the corporate trust business of the Deposit Account Bank shall be the successor of the Deposit Account Bank hereunder, if and only if such corporation or banking association shall be eligible under the provisions of paragraph (b)(i) above.

ARTICLE EIGHT

INDEMNITY

Section 8.01  Indemnity:  (a) The Assignor agrees to indemnify, reimburse and hold the Deposit Account Bank, the Collateral Agent, each other Secured Creditor and their respective successors, permitted assigns, employees, agents and servants (hereinafter in this Section 8.01 referred to individually as “Indemnitee,” and collectively as “Indemnitees”) harmless from any and all liabilities, obligations, damages, injuries, penalties, claims, demands, actions, suits, judgments and any and all costs, expenses or disbursements (including reasonable attorneys’ fees and expenses) (for the purposes of this Section 8.01 the foregoing are collectively called “expenses”) of whatsoever kind and nature imposed on, asserted against or incurred by any of the Indemnitees in any way relating to or arising out of this Agreement or any other document executed in connection herewith or in any other way connected with the administration of the Account or the transactions contemplated hereby or thereby or the enforcement of any of the terms of, or the preservation of any rights under any thereof, or in any way relating to or arising out of the control, possession, disposition, or use of the Account or the other Collateral; provided that no Indemnitee shall be indemnified pursuant to this

Section 8.01(a) for losses, damages or liabilities to the extent caused by the gross negligence or willful misconduct of such Indemnitee (as determined by a final and non-appealable judgment of a court of competent jurisdiction).  The Assignor agrees that upon written notice by any Indemnitee of the assertion of such a liability, obligation, damage, injury, penalty, claim, demand, action, suit or judgment, the Assignor shall assume full responsibility for the defense thereof.  Each Indemnitee agrees to use its best efforts to promptly notify the Assignor of any such assertion of which such Indemnitee has knowledge.

(b)                                 Without limiting the application of Section 8.01(a) hereof, the Assignor agrees to pay, or reimburse the Deposit Account Bank and the Collateral Agent for any and all reasonable fees, costs and expenses of whatever kind or nature incurred (including the reasonable fees and expenses of their respective counsel) in connection with the establishment, maintenance and operation of the Account and the creation, preservation or protection of the Collateral Agent’s Liens on, and security interest in, the Collateral, including, without limitation, all fees and taxes in connection with the recording or filing of instruments and documents in public offices, payment or discharge of any taxes or Liens upon or in respect of the Collateral and all other fees, costs and reasonable expenses in connection with protecting or maintaining the Account, the Account Proceeds and the Collateral Agent’s interest therein and protecting, maintaining or preserving the Collateral and the Collateral Agent’s interest therein, whether through judicial proceedings or otherwise, or in defending or prosecuting any actions, suits or proceedings arising out of or relating to the Account, the Account Proceeds and the Collateral.

(c)                                  Without limiting the application of Section 8.01(a) or (b) hereof, the Assignor agrees to pay, indemnify and hold each Indemnitee harmless from and against any loss, costs, damages and expenses which such Indemnitee may suffer, expend or incur in consequence of or growing out of any misrepresentation by the Assignor in this Agreement or in any writing contemplated by, or made or delivered by the Assignor pursuant to or in connection with, this Agreement.

(d)                                 If and to the extent that the obligations of the Assignor under this Section 8.01 are unenforceable for any reason, the Assignor hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable law.

Section 8.02  Indemnity Obligations Secured by Collateral; Survival:  Any amounts paid by any Indemnitee as to which such Indemnitee has the right to reimbursement shall constitute Obligations secured by the Collateral.  The indemnity obligations of the Assignor contained in this Article Eight shall continue in full force and effect notwithstanding the occurrence of the Termination Date.

ARTICLE NINE

GENERAL

Section 9.01  Prior Negotiations:  This Agreement (and the attachments hereto) constitute the entire agreement between the parties with respect to the holding and release of Account Proceeds, except as otherwise expressly agreed in writing executed by or on behalf of the Assignor and the Secured Creditors, and supersede all prior agreements, understandings, negotiations and discussions with respect to the subject matter hereof.  There are no promises, undertakings, representations or warranties by any of the parties not expressly set forth or referred to herein or therein.

Section 9.02  Headings:  The headings in the Articles and Sections of this Agreement are inserted for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

Section 9.03  Successors and Assigns:  All of the covenants, warranties, undertakings and agreements of the Assignor hereunder shall bind the Assignor and its successors or assigns and shall inure to the benefit of the Collateral Agent, the other Secured Creditors and their respective successors and assigns; provided that the Assignor may not assign or transfer any of its rights or obligations hereunder without the prior written consent of the Collateral Agent (acting with the consent of the Required Secured Creditors).

Section 9.04  Governing Law of Contract; Bank’s Jurisdiction:  THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICTS OF LAW PRINCIPLES.  In addition, and notwithstanding any agreement among the parties to the contrary, the Deposit Account Bank’s jurisdiction for purposes of Article 9 of the Uniform Commercial Code as in effect in the State of New York is the State of New York.

Section 9.05  Counterpart and Facsimile:  This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument.  Delivery of an executed signature page to this Agreement by any party by facsimile transmission shall be effective as delivery of a manually executed copy of this Agreement by such party.

Section 9.06  No Third Party Beneficiaries:  No rights are intended to be created hereunder for the benefit of any third party or any direct, indirect or incidental beneficiary, except as specifically provided herein.

Section 9.07  Notices: Any notice or other communication to be given or made to the Assignor shall be made or given as provided in the Security Agreement and any notice or other communication to the Deposit Account Bank and the Collateral Agent shall be given or made as follows:

(a)                                  if to the Deposit Account Bank, at:

Nordea Bank Finland, Plc,
New York Branch
437 Madison Avenue, 22nd Floor
New York, NY 10022
Tel:  (212) 318-9634
Fax: (212) 421-4420

(b)                                 if to the Collateral Agent, at:

Nordea Bank Finland, Plc,
New York Branch
437 Madison, 22nd Floor
New York, NY 10022

Tel:  (212) 318-9634
Fax: (212) 421-4420

or at such other address or person as shall have been furnished in writing by any person described above to the party required to give notice hereunder.

Section 9.08  No Waiver, etc.:  The execution of this Agreement by the Collateral Agent is not intended and shall not be deemed to be a waiver of any of the rights or remedies of the Collateral Agent or the other Secured Creditors under applicable law or any of the Credit Documents.  No failure to exercise, and no delay in exercising, any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise of any right, power or privilege hereunder preclude or require any other or future exercise thereof or the exercise of any other right, power or privilege.  All rights, powers and remedies granted to the Collateral Agent hereunder and under all other agreements, instruments and documents executed in connection with this Agreement shall be cumulative, may be exercised singly or concurrently and shall not be exclusive of any rights or remedies provided by law.

Section 9.09  Severability:  In case any one or more of the provisions contained in this Agreement shall be invalid, illegal or unenforceable in any respect under any law, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

Section 9.10  Amendment and Waiver:  None of the terms and conditions of this Agreement may be waived, changed, modified or varied in any manner whatsoever unless in writing duly signed by the Assignor and the Collateral Agent (with the consent of the Required Secured Creditors).

*     *     *

IN WITNESS OF WHICH the Assignor, the Collateral Agent, on it own and on behalf of the other Secured Creditors, and the Deposit Account Bank have executed this Agreement as of the date indicated on the first page of this Agreement.

GENERAL MARITIME CORPORATION

By:	/s/ John C. Georgiopoulos
Title: Chief Administrative Officer

NORDEA BANK FINLAND PLC,
NEW YORK BRANCH, as Collateral Agent

By:	/s/ Christer Svardh
Title: Vice President

By:	/s/ Gerald E. Chelius, Jr.
Title: SVP Credit

NORDEA BANK FINLAND PLC,
NEW YORK BRANCH, as Deposit Account Bank

By:	/s/ Christer Svardh
Title: Vice President

By:	/s/ Gerald E. Chelius, Jr.
Title: SVP Credit